                                                                    EXHIBIT 8(a)

[MERRILL LYNCH LIFE INSURANCE COMPANY]

                                    CONSENT

I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-55678).

                                          /s/ BARRY G. SKOLNICK

                                          --------------------------------------
                                          Barry G. Skolnick, Esq.
                                          Senior Vice President and General
                                          Counsel

April 22, 1998